Exhibit 99.1

iParty Corp. Reports Fiscal 2009 and Fourth Quarter Financial Results

Announces $1.1 Million Profit for Fiscal 2009

DEDHAM, Mass.--(BUSINESS WIRE)--February 24, 2010--iParty Corp. (NYSE Amex: IPT), a party goods retailer that operates 51 iParty retail stores, today reported financial results for its fourth quarter and fiscal year 2009, which ended on December 26, 2009.

Announcement Highlights

  Achieved net income of $1.1 million for fiscal 2009 compared to net loss of $0.4 million in fiscal 2008
  Grew EBITDA to $3.4 million for fiscal 2009 (a $1 million increase from fiscal 2008) despite 3.2% decline in revenues (See schedule accompanying this release for reconciliation of net income to Non-GAAP EBITDA)
  Intends to grow company in 2010 while continuing tight expense control
  Recently opened first urban location in Boston, Massachusetts

Sal Perisano, Chairman and Chief Executive Officer of iParty Corp., commented, "After a slow start in the first half of 2009 due to the deep economic recession, sales improved in the last part of the year. Our fiscal 2009 same store sales performance was off 4.5%, which was within the range experienced by many other specialty retailers in 2009. We offset our same store sales performance with the successful operation of four temporary Halloween stores in 2009, double the number in 2008, and through our strategic cost reductions, initiated at the beginning of the year. Our cost reductions achieved savings in almost every area of company operations, including store payroll, advertising and marketing, non-payroll operating expenses, and general and administrative expenses. As a result, we are reporting significant improvements in both EBITDA and net income for the full fiscal year 2009 compared to 2008.

Mr. Perisano further commented, "Going forward into 2010, in addition to continuing our careful management of expenses, we intend to grow the company through opening new retail locations, continuing the expansion of our temporary Halloween store strategy and through sales growth in our existing retail stores. In the past few weeks we opened our first urban store, located in downtown Boston."

Operating Results

For the fiscal year 2009, consolidated revenues were $78.6 million, a 3.2% decrease compared to $81.2 million for the fiscal year 2008, and included a 4.5% decrease in comparable store sales. Consolidated gross profit margin was 40.8% for fiscal 2009 compared to 42.3% for fiscal 2008. For fiscal 2009, consolidated net income was $1.1 million, or $0.03 per share, compared to consolidated net loss of $0.4 million, or $0.02 net loss per share, for fiscal 2008. On a non-GAAP basis, income before interest, taxes, depreciation and amortization (“EBITDA”) for fiscal year 2009 was $3.4 million compared to an EBITDA of $2.4 million for fiscal 2008. EBITDA is calculated as net income, as reported under United States generally accepted accounting principles (“GAAP”), plus net interest expense, depreciation and amortization and income taxes. The schedule accompanying this release provides the reconciliation of net income (loss) for fiscal 2009 and 2008 under GAAP to a non-GAAP, EBITDA basis.

For the fourth quarter 2009, consolidated revenues were $28.1 million, a 3.3% increase compared to $27.2 million for the fourth quarter in 2008, and included a 0.7% decrease in comparable store sales. Consolidated gross profit margin was 45.8% for the quarter compared to a margin of 46.1% in the year-ago quarter. Consolidated net income for the quarter was $3.5 million, or $0.09 per share, compared to consolidated net income of $2.6 million, or $0.07 per share, for the fourth quarter in 2008. On a non-GAAP basis, EBITDA for the quarter was $3.9 million compared to EBITDA of $3.3 million for the fourth quarter in 2008. The schedule accompanying this release provides the reconciliation of net income for the fourth quarters of 2009 and 2008 under GAAP to a non-GAAP, EBITDA basis.

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates 51 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com. iParty's aim is to make throwing a successful event both stress-free and fun. With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with an extensive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Non-GAAP Financial Measures

Pursuant to the requirements of Regulation G, we have provided below reconciliations of any non-GAAP financial measures we use in this press release to the most directly comparable GAAP financial measures. We believe that our presentation of EBITDA, which is a non-GAAP financial measure, is an important supplemental measure of operating performance to investors. The discussion below defines this term, why we believe it is a useful measure of our performance, and explains certain limitations on the use of non-GAAP financial measures such as our use of EBITDA.

EBITDA

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles ("GAAP"), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. EBITDA is a non-GAAP financial measure and has been presented in this release because our management and the audit committee of our board of directors use this financial measure in monitoring and evaluating our ongoing financial results and trends. Our management and audit committee believe that this non-GAAP operating performance measure is useful for investors because it enhances investors' ability to analyze trends in our business and compare our financial and operating performance to that of our peers.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA has certain limitations. Our presentation of EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. In particular, we have opened new stores through the expenditure of capital funded with borrowings under our bank line of credit. Our results of operations, therefore, reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes these expenses, provides helpful information about the operating performance of our business, but EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

Accordingly, EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

	RECONCILIATION OF NON-GAAP MEASURES
	For the quarter ended		For the year ended
	December 26, 2009	December 27, 2008	December 26, 2009	December 27, 2008

Net income (loss) as reported under GAAP	$3,547,117	$2,563,497	$1,103,732	$(440,055)

plus, Interest expense, net	53,702	141,728	444,461	716,282
plus, Depreciation and amortization	467,669	514,370	2,039,310	2,037,108
plus, Income taxes (benefit)	(147,930)	50,605	(147,930)	50,605

EBITDA, non-GAAP	$3,920,558	$3,270,200	$3,439,573	$2,363,940

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: changes in consumer confidence and consumer spending patterns, particularly those impacting the New England region and Florida, which may result from, among other factors, rising or sustained high levels of unemployment, access to consumer credit, mortgage foreclosures, credit market turmoil, declines in the stock market, general feelings and expectations about the overall economy, and unseasonable weather; the successful implementation of our growth and marketing strategies; our ability to access our existing credit line or to obtain additional financing, if required, on acceptable terms and conditions; rising commodity prices, especially oil and gas prices; our relationships with our third party suppliers; the failure of our inventory management system and our point of sale system; competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; the availability of retail store space on reasonable lease terms; and compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the NYSE Amex. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 27, 2008 and our other periodic reports filed with the SEC. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

iPARTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended		For the year ended
	Dec 26, 2009	Dec 27, 2008	Dec 26, 2009	Dec 27, 2008
Revenues	$28,053,626	$27,220,928	$78,595,088	$81,210,999
Operating costs:
Cost of products sold and occupancy costs	15,200,697	14,660,137	46,557,039	46,885,215
Marketing and sales	7,472,304	8,089,970	23,703,308	26,793,885
General and administrative	1,927,736	1,714,991	6,934,478	7,205,067

Operating income	3,452,889	2,755,830	1,400,263	326,832

Interest expense, net	(53,702)	(141,728)	(444,461)	(716,282)

Income (loss) before income taxes	3,399,187	2,614,102	955,802	(389,450)

Income taxes (benefit)	(147,930)	50,605	(147,930)	50,605

Net income (loss)	$3,547,117	$2,563,497	$1,103,732	$(440,055)

Income (loss) per share:
Basic	$0.09	$0.07	$0.03	$(0.02)
Diluted	$0.09	$0.07	$0.03	$(0.02)

Weighted-average shares outstanding:
Basic	38,225,145	38,210,583	38,220,804	22,722,485
Diluted	38,816,994	38,212,561	38,440,489	22,722,485

iPARTY CORP.
CONSOLIDATED BALANCE SHEETS
	Dec 26, 2009	Dec 27, 2008

ASSETS
Current assets:
Cash and cash equivalents	$61,050	$60,250
Restricted cash	1,056,525	775,357
Accounts receivable	688,506	730,392
Inventory, net	13,048,104	13,022,142
Prepaid expenses and other assets	174,752	279,185
Deferred tax asset	70,997	-
Total current assets	15,099,934	14,867,326
Property and equipment, net	2,892,835	3,646,481
Intangible assets, net	1,606,585	2,303,692
Other assets	349,378	177,774
Deferred tax asset	343,690	-
Total assets	$20,292,422	$20,995,273

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,885,062	$4,048,833
Accrued expenses	2,649,468	2,495,955
Current portion of capital lease obligations	9,228	6,444
Current notes payable, net of discount of $136,367 at December 27, 2008	600,000	2,876,182
Borrowings under line of credit	2,526,982	1,950,019
Total current liabilities	9,670,740	11,377,433

Long-term liabilities:
Capital lease obligations, net of current portion	13,841	-
Notes payable	-	600,000
Other liabilities	1,529,257	1,200,174
Total long-term liabilities	1,543,098	1,800,174

Commitments and contingencies

Stockholders' equity:
Convertible preferred stock	13,589,491	13,647,720
Common stock	22,799	22,732
Additional paid-in capital	52,311,059	52,095,711
Accumulated deficit	(56,844,765)	(57,948,497)
Total stockholders' equity	9,078,584	7,817,666

Total liabilities and stockholders' equity	$20,292,422	$20,995,273

CONTACT:
iParty Corp.
David Robertson, 781-355-3770
drobertson@iparty.com